Exhibit 99.3

Discussion and

Reconciliation of Non-

GAAP Financial Measures

December 31, 2020

(Unaudited)

Definitions
Adjusted Fixed Charge Coverage  Adjusted EBITDAre divided by Fixed Charges. Adjusted Fixed Charge Coverage is a supplemental measure of liquidity and our ability to meet interest payments on our outstanding debt and pay dividends to our preferred stockholders, if applicable. Our various debt agreements contain covenants that require us to maintain ratios similar to Adjusted Fixed Charge Coverage and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain of our debt instruments. Adjusted Fixed Charge Coverage is subject to the same limitations and qualifications as Adjusted EBITDAre and Fixed Charges.
Adjusted Funds Available for Distribution (“AFFO”) AFFO is defined as FFO as Adjusted after excluding the impact of the following: (i) amortization of deferred compensation expense, (ii) amortization of deferred financing costs, net, (iii) straight-line rents, (iv) deferred income taxes, (v) amortization of acquired market lease intangibles, net, (vi) non-cash interest related to DFLs and lease incentive amortization (reduction of straight-line rents), (vii) actuarial reserves for insurance claims that have been incurred but not reported, and (viii) deferred revenues, excluding amounts amortized into rental income that are associated with tenant funded improvements owned/recognized by us and up-front cash payments made by tenants to reduce their contractual rents. Also, AFFO: (i) is computed after deducting recurring capital expenditures, including second generation leasing costs and second generation tenant and capital improvements and (ii) includes lease restructure payments and adjustments to compute our share of AFFO from our unconsolidated joint ventures. Certain prior period amounts in the “Non-GAAP Financial Measures Reconciliation” below for AFFO have been reclassified to conform to the current period presentation. More specifically, recurring capital expenditures, including second generation leasing costs and second generation tenant and capital improvements ("AFFO capital expenditures") excludes our share from unconsolidated joint ventures (reported in “other AFFO adjustments”). Adjustments for joint ventures are calculated to reflect our pro-rata share of both our consolidated and unconsolidated joint ventures. We reflect our share of AFFO for unconsolidated joint ventures by applying our actual ownership percentage for the period to the applicable reconciling items on an entity by entity basis. We reflect our share for consolidated joint ventures in which we do not own 100% of the equity by adjusting our AFFO to remove the third party ownership share of the applicable reconciling items based on actual ownership percentage for the applicable periods (reported in “other AFFO adjustments”). See FFO for further disclosure regarding our use of pro-rata share information and its limitations. Other REITs or real estate companies may use different methodologies for calculating AFFO, and accordingly, our AFFO may not be comparable to those reported by other REITs. Although our AFFO computation may not be comparable to that of other REITs, management believes AFFO provides a meaningful supplemental measure of our performance and is frequently used by analysts, investors, and other interested parties in the evaluation of our performance as a REIT. We believe AFFO is an alternative run-rate earnings measure that improves the understanding of our operating results among investors and makes comparisons with: (i) expected results, (ii) results of previous periods, and (iii) results among REITs more meaningful. AFFO does not represent cash generated from operating activities determined in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs as it excludes the following items which generally flow through our cash flows from operating activities: (i) adjustments for changes in working capital or the actual timing of the payment of income or expense items that are accrued in the period, (ii) transaction-related costs, (iii) litigation settlement expenses, (iv) severance-related expenses, and (v) actual cash receipts from interest income recognized on loans receivable (in contrast to our AFFO adjustment to exclude non-cash interest and depreciation related to our investments in direct financing leases). Furthermore, AFFO is adjusted for recurring capital expenditures, which are generally not considered when determining cash flows from operations or liquidity. AFFO is a non-GAAP supplemental financial measure and should not be considered as an alternative to net income (loss) determined in accordance with GAAP.
Consolidated Debt The carrying amount of bank line of credit, commercial paper, term loans, senior unsecured notes, and mortgage debt, as reported in our consolidated financial statements.
Consolidated Gross Assets The carrying amount of total assets, excluding investments in and advances to our unconsolidated JVs, after adding back accumulated depreciation and amortization, as reported in our consolidated financial statements. Consolidated Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.
Consolidated Secured Debt Mortgage and other debt secured by real estate, as reported in our consolidated financial statements.
Continuing Care Retirement Community (“CCRC”) A senior housing facility which provides at least three levels of care (i.e., independent living, assisted living and skilled nursing).
Debt Investments Loans secured by a direct interest in real estate and mezzanine loans.
Direct Financing Lease ("DFL") Lease for which future minimum lease payments are recorded as a receivable and the difference between the future minimum lease payments and the estimated residual values less the cost of the properties is recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant yield.

2

Definitions
EBITDAre and Adjusted EBITDAre EBITDAre, or EBITDA for Real Estate, is a supplemental performance measure defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and intended for real estate companies. It represents earnings before interest expense, income taxes, depreciation and amortization, gains or losses from sales of depreciable property (including gains or losses on change in control), and impairment charges (recoveries) related to depreciable property. Adjusted EBITDAre is defined as EBITDAre excluding impairments (recoveries) related to non-depreciable assets, transaction-related items, prepayment costs (benefits) associated with early retirement or payment of debt, severance and related charges, litigation costs (recoveries), casualty-related charges (recoveries), stock compensation expense, and foreign currency remeasurement losses (gains). EBITDAre and Adjusted EBITDAre include our pro rata share of our unconsolidated JVs presented on the same basis. We consider EBITDAre and Adjusted EBITDAre important supplemental measures to net income (loss) because they provide an additional manner in which to evaluate our operating performance and serve as additional indicators of our ability service our debt obligations. Net income (loss) is the most directly comparable U.S. generally accepted accounting principles (“GAAP”) measure to EBITDAre and Adjusted EBITDAre.
Enterprise Debt Consolidated Debt plus our pro rata share of total debt from our unconsolidated JVs. Enterprise Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share of total debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Enterprise Gross Assets Consolidated Gross Assets plus our pro rata share of total gross assets from our unconsolidated JVs, after adding back accumulated depreciation and amortization. Enterprise Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.
Enterprise Secured Debt Consolidated Secured Debt plus our pro rata share of mortgage debt from our unconsolidated JVs. Enterprise Secured Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share of Enterprise Secured Debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Entrance Fee Certain of our communities have residency agreements which require the resident to pay an upfront entrance fee prior to taking occupancy at the community. For net income, NOI, Adjusted NOI, NAREIT FFO, FFO as Adjusted, and AFFO, the non-refundable portion of the entrance fee is recorded as deferred entrance fee revenue and amortized over the estimated stay of the resident based on an actuarial valuation. The refundable portion of a resident’s entrance fee is generally refundable within a certain number of months or days following contract termination or upon the sale of the unit. All refundable amounts due to residents at any time in the future are classified as liabilities.
Financial Leverage Enterprise Debt divided by Enterprise Gross Assets. Financial Leverage is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share information is calculated by applying our actual ownership percentage for the period and excludes debt funded by us to our JVs. Our pro rata share of total debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Fixed Charges Total interest expense plus capitalized interest plus preferred stock dividends (if applicable). Fixed Charges also includes our pro rata share of the interest expense plus capitalized interest plus preferred stock dividends (if applicable) of our unconsolidated JVs. Fixed Charges is a supplemental measure of our interest payments on outstanding debt and dividends to preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. Fixed Charges is subject to limitations and qualifications, as, among other things, it does not include all contractual obligations.
Funds From Operations (“NAREIT FFO”) and FFO as Adjusted FFO encompasses NAREIT FFO and FFO as Adjusted, each of which is described in detail below. We believe FFO applicable to common shares, diluted FFO applicable to common shares, and diluted FFO per common share are important supplemental non-GAAP measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets utilizes straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative. The term FFO was designed by the REIT industry to address this issue.

3

Definitions
NAREIT FFO. FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is net income (loss) applicable to common shares (computed in accordance with GAAP), excluding gains or losses from sales of depreciable property, including any current and deferred taxes directly associated with sales of depreciable property, impairments of, or related to, depreciable real estate, plus real estate and other real estate-related depreciation and amortization, and adjustments to compute our share of NAREIT FFO and FFO as Adjusted (see below) from joint ventures. Adjustments for joint ventures are calculated to reflect our pro-rata share of both our consolidated and unconsolidated joint ventures. We reflect our share of NAREIT FFO for unconsolidated joint ventures by applying our actual ownership percentage for the period to the applicable reconciling items on an entity by entity basis. For consolidated joint ventures in which we do not own 100%, we reflect our share of the equity by adjusting our NAREIT FFO to remove the third party ownership share of the applicable reconciling items based on actual ownership percentage for the applicable periods. Our pro-rata share information is prepared on a basis consistent with the comparable consolidated amounts, is intended to reflect our proportionate economic interest in the operating results of properties in our portfolio and is calculated by applying our actual ownership percentage for the period. We do not control the unconsolidated joint ventures, and the pro-rata presentations of reconciling items included in NAREIT FFO do not represent our legal claim to such items. The joint venture members or partners are entitled to profit or loss allocations and distributions of cash flows according to the joint venture agreements, which provide for such allocations generally according to their invested capital.
The presentation of pro-rata information has limitations, which include, but are not limited to, the following: (i) the amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses and (ii) other companies in our industry may calculate their pro-rata interest differently, limiting the usefulness as a comparative measure. Because of these limitations, the pro-rata financial information should not be considered independently or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP financial statements, using the pro-rata financial information as a supplement.
NAREIT FFO does not represent cash generated from operating activities in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income (loss). We compute NAREIT FFO in accordance with the current NAREIT definition; however, other REITs may report NAREIT FFO differently or have a different interpretation of the current NAREIT definition from ours.
FFO as Adjusted. In addition, we present NAREIT FFO on an adjusted basis before the impact of non-comparable items including, but not limited to, transaction-related items, impairments (recoveries) of non-depreciable assets, losses (gains) from the sale of non-depreciable assets, restructuring and severance related charges, prepayment costs (benefits) associated with early retirement or payment of debt, litigation costs (recoveries), casualty-related charges (recoveries), foreign currency remeasurement losses (gains), deferred tax asset valuation allowances, and changes in tax legislation (“FFO as Adjusted”). Transaction-related items include transaction expenses and gains/charges incurred as a result of mergers and acquisitions and lease amendment or termination activities. Prepayment costs (benefits) associated with early retirement of debt include the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of debt. Management believes that FFO as Adjusted provides a meaningful supplemental measurement of our FFO run-rate and is frequently used by analysts, investors, and other interested parties in the evaluation of our performance as a REIT. At the same time that NAREIT created and defined its FFO measure for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” We believe stockholders, potential investors, and financial analysts who review our operating performance are best served by an FFO run-rate earnings measure that includes certain other adjustments to net income (loss), in addition to adjustments made to arrive at the NAREIT defined measure of FFO. FFO as Adjusted is used by management in analyzing our business and the performance of our properties and we believe it is important that stockholders, potential investors, and financial analysts understand this measure used by management. We use FFO as Adjusted to: (i) evaluate our performance in comparison with expected results and results of previous periods, relative to resource allocation decisions, (ii) evaluate the performance of our management, (iii) budget and forecast future results to assist in the allocation of resources, (iv) assess our performance as compared with similar real estate companies and the industry in general, and (v) evaluate how a specific potential investment will impact our future results. Other REITs or real estate companies may use different methodologies for calculating an adjusted FFO measure, and accordingly, our FFO as Adjusted may not be comparable to those reported by other REITs.
Investment and Portfolio Investment Represents: (i) the carrying amount of real estate assets and intangibles, after adding back accumulated depreciation and amortization and (ii) the carrying amount of DFLs and Debt Investments. Portfolio Investment also includes our pro rata share of the real estate assets and intangibles held in our unconsolidated JVs, presented on the same basis as Investment, and excludes noncontrolling interests' pro rata share of the real estate assets and intangibles held in our consolidated JVs, presented on the same basis. Investment and Portfolio Investment exclude land held for development.
Net Debt Enterprise Debt less the carrying amount of cash and cash equivalents as reported in our consolidated financial statements and our pro rata share of cash and cash equivalents from our unconsolidated JVs. Consolidated Debt is the most directly comparable GAAP measure to Net Debt. Net Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.

4

Definitions
Net Debt to Adjusted EBITDAre Net Debt divided by Adjusted EBITDAre is a supplemental measure of our ability to decrease our debt. Because we may not be able to use our cash to reduce our debt on a dollar-for-dollar basis, this measure may have material limitations.
Net Operating Income from Continuing Operations (“NOI”) and Cash (Adjusted) NOI NOI and Adjusted NOI are non-U.S. generally accepted accounting principles (“GAAP”) supplemental financial measures used to evaluate the operating performance of real estate. NOI is defined as real estate revenues (inclusive of rental and related revenues, resident fees and services, income from direct financing leases, and government grant income and exclusive of interest income), less property level operating expenses (which exclude transition costs); NOI excludes all other financial statement amounts included in net income (loss). Adjusted NOI is calculated as NOI after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, termination fees, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fee income and expense. NOI and Adjusted NOI include our share of income (loss) generated by unconsolidated joint ventures and exclude noncontrolling interests’ share of income (loss) generated by consolidated joint ventures. Adjusted NOI is oftentimes referred to as “Cash NOI.” Management believes NOI and Adjusted NOI are important supplemental measures because they provide relevant and useful information by reflecting only income and operating expense items that are incurred at the property level and present them on an unlevered basis. We use NOI and Adjusted NOI to make decisions about resource allocations, to assess and compare property level performance, and to evaluate our Same-Store (“SS”) performance, as described below. We believe that net income (loss) is the most directly comparable GAAP measure to NOI and Adjusted NOI. NOI and Adjusted NOI should not be viewed as alternative measures of operating performance to net income (loss) as defined by GAAP since they do not reflect various excluded items. Further, our definitions of NOI and Adjusted NOI may not be comparable to the definitions used by other REITs or real estate companies, as they may use different methodologies for calculating NOI and Adjusted NOI.
Operating expenses generally relate to leased medical office and life science properties, as well as SHOP and CCRC facilities. We generally recover all or a portion of our leased medical office and life science property expenses through tenant recoveries. We present expenses as operating or general and administrative based on the underlying nature of the expense.
Portfolio Cash Operating Expenses Consolidated cash operating expenses plus the Company's pro rata share of cash operating expenses from its unconsolidated JVs less noncontrolling interests' pro rata share of cash operating expenses from consolidated JVs. Portfolio Cash Operating Expenses represent property level operating expenses (which exclude transition costs) after eliminating the effects of straight-line rents, lease termination fees, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fee expense.
Portfolio Income Cash NOI plus interest income plus our pro rata share of Cash NOI from our unconsolidated JVs less noncontrolling interests' pro rata share of Cash NOI from consolidated JVs.
Portfolio Real Estate Revenues and Portfolio Cash Real Estate Revenues Portfolio Real Estate Revenues include rental related revenues, resident fees and services, income from DFLs, and government grant income which is included in Other income (expense), net in our Consolidated Statement of Operations. Portfolio Real Estate Revenues include the Company's pro rata share from unconsolidated JVs presented on the same basis and exclude noncontrolling interests' pro rata share from consolidated JVs presented on the same basis. Portfolio Cash Real Estate Revenues include Portfolio Real Estate Revenues after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, lease termination fees, and the impact of deferred community fee income.
Revenue Per Occupied Room ("REVPOR") CCRC The 3-month average Cash Real Estate Revenues per occupied unit excluding Cash NREFs for the most recent period available. REVPOR CCRC excludes newly completed assets under lease-up, assets sold, acquired or converted to a new operating structure (such as triple-net to SHOP) during the relevant period, assets in redevelopment, assets that are held for sale, and assets that experienced a casualty event that significantly impacted operations. REVPOR cannot be derived from the information presented for the CCRC portfolio as units reflect 100% of the unit capacities for unconsolidated JVs and revenue is at the Company's pro rata share. REVPOR CCRC is a non-GAAP supplemental financial measure used to evaluate the revenue-generating capacity and profit potential of our CCRC assets independent of fluctuating occupancy rates. It is also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our CCRC assets.
REVPOR Other The 3-month average Cash Real Estate Revenues per occupied unit for the most recent period available. REVPOR Other excludes newly completed assets under lease-up, assets sold, acquired or converted to a new operating structure during the relevant period, assets in redevelopment, assets that are held for sale, and assets that experienced a casualty event that significantly impacted operations. REVPOR cannot be derived from the information presented for the Other portfolio as units reflect 100% of the unit capacities for unconsolidated JVs and revenue is at the Company's pro rata share. REVPOR Other is a non-GAAP supplemental financial measure used to evaluate the revenue-generating capacity and profit potential of our other assets independent of fluctuating occupancy rates. It is also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our other assets.

5

Definitions
REVPOR SHOP The 3-month average Cash Real Estate Revenues per occupied unit for the most recent period available. REVPOR SHOP excludes newly completed assets under lease-up, assets sold, acquired or converted to a new operating structure (such as triple-net to SHOP) during the relevant period, assets in redevelopment, assets that are held for sale, and assets that experienced a casualty event that significantly impacted operations. REVPOR cannot be derived from the information presented for the SHOP portfolio as units reflect 100% of the unit capacities for unconsolidated JVs and revenue is at the Company's pro rata share. REVPOR SHOP is a non-GAAP supplemental financial measure used to evaluate the revenue-generating capacity and profit potential of our SHOP assets independent of fluctuating occupancy rates. It is also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our SHOP assets.
RIDEA A structure whereby a taxable REIT subsidiary is permitted to rent a healthcare facility from its parent REIT and hire an independent contractor to operate the facility.
Same-Store ("SS") Same-Store NOI and Adjusted (Cash) NOI information allows us to evaluate the performance of our property portfolio under a consistent population by eliminating changes in the composition of our consolidated portfolio of properties. Same-Store Adjusted NOI excludes amortization of deferred revenue from tenant-funded improvements and certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis.
Properties are included in Same-Store once they are stabilized for the full period in both comparison periods. Newly acquired operating assets are generally considered stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. Properties that experience a change in reporting structure, such as a conversion from a triple-net lease to a RIDEA reporting structure, are considered stabilized after 12 months in operations under a consistent reporting structure. A property is removed from Same-Store when it is classified as held for sale, sold, placed into redevelopment, experiences a casualty event that significantly impacts operations, a change in reporting structure or operator transition has been agreed to, or a significant tenant relocates from a Same-Store property to a non Same-Store property and that change results in a corresponding increase in revenue. We do not report Same-Store metrics for our other non-reportable segments.
Secured Debt Ratio Enterprise Secured Debt divided by Enterprise Gross Assets. Secured Debt Ratio is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share information is calculated by applying our actual ownership percentage for the period and excludes debt funded by us to our JVs. Our pro rata share of Total Secured Debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Segments The Company’s diverse portfolio is comprised of investments in the following reportable healthcare segments: (i) life science; (ii) medical office; (iii) continuing care retirement community (“CCRC”), and (iv) other non-reportable segment. During 2020, the Company established and began executing a plan to dispose of its senior housing triple-net and Senior Housing Operating (“SHOP”) portfolios, which until the quarter ended December 31, 2020 had separately been disclosed as two segments.
Share of Consolidated Joint Ventures ("JVs") Noncontrolling interests' pro rata share information is prepared by applying noncontrolling interests' actual ownership percentage for the period and is intended to reflect noncontrolling interests' proportionate economic interest in the financial position and operating results of properties in our portfolio.
Share of Unconsolidated Joint Ventures Our pro rata share information is prepared by applying our actual ownership percentage for the period and is intended to reflect our proportionate economic interest in the financial position and operating results of properties in our portfolio.

6

Reconciliations
In thousands

Funds From Operations

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net income (loss) applicable to common shares	$146,129	$43,200	$411,147	$43,987
Real estate related depreciation and amortization	155,749	190,798	697,143	659,989
Healthpeak's share of real estate related depreciation and amortization from unconsolidated joint ventures	25,040	15,151	105,090	60,303
Noncontrolling interests' share of real estate related depreciation and amortization	(4,863)	(5,128)	(19,906)	(20,054)
Other real estate-related depreciation and amortization	319	1,357	2,766	6,155
Loss (gain) on sales of depreciable real estate, net	(302,613)	(4,193)	(550,494)	(22,900)
Healthpeak's share of loss (gain) on sales of depreciable real estate, net, from unconsolidated joint ventures	—	(2,118)	(9,248)	(2,118)
Noncontrolling interests' share of gain (loss) on sales of depreciable real estate, net	—	129	(3)	335
Loss (gain) upon change of control, net(1)	13,249	(155,225)	(159,973)	(166,707)
Taxes associated with real estate dispositions	3,204	—	(7,785)	—
Impairments (recoveries) of depreciable real estate, net	138,634	110,284	224,630	221,317
NAREIT FFO applicable to common shares	174,848	194,255	693,367	780,307
Distributions on dilutive convertible units and other	1,629	1,637	6,662	6,592
Diluted NAREIT FFO applicable to common shares	$176,477	$195,892	$700,029	$786,899

Weighted average shares outstanding - diluted NAREIT FFO	544,243	506,017	536,562	494,335

Impact of adjustments to NAREIT FFO:
Transaction-related items(2)	$33,277	$1,688	$128,619	$15,347
Other impairments (recoveries) and other losses (gains), net(3)	7,896	—	(22,046)	10,147
Restructuring and severance related charges	2,911	—	2,911	5,063
Loss on debt extinguishments	—	22,213	42,912	58,364
Litigation costs (recoveries)	—	29	232	(520)
Casualty-related charges (recoveries), net	—	530	469	(4,106)
Foreign currency remeasurement losses (gains)	—	100	153	(250)
Valuation allowance on deferred tax assets(4)	—	—	31,161	—
Tax rate legislation impact(5)	—	—	(3,590)	—
Total adjustments	44,084	24,560	180,821	84,045
FFO as Adjusted applicable to common shares	218,932	218,815	874,188	864,352
Distributions on dilutive convertible units and other	1,593	1,585	6,490	6,396
Diluted FFO as Adjusted applicable to common shares	$220,525	$220,400	$880,678	$870,748

Weighted average shares outstanding - diluted FFO as Adjusted	544,243	506,017	536,562	494,335

Diluted earnings per common share	$0.27	$0.09	$0.77	$0.09
Depreciation and amortization	0.33	0.40	1.47	1.43
Loss (gain) on sales of depreciable real estate, net	(0.56)	(0.01)	(1.05)	(0.04)
Loss (gain) upon change of control, net(1)	0.02	(0.31)	(0.30)	(0.34)
Taxes associated with real estate dispositions	0.01	—	(0.01)	—
Impairments (recoveries) of depreciable real estate, net	0.25	0.22	0.42	0.45
Diluted NAREIT FFO per common share	$0.32	$0.39	$1.30	$1.59
Transaction-related items(2)	0.07	—	0.24	0.03
Other impairments (recoveries) and other losses (gains), net(3)	0.01	—	(0.04)	0.02
Restructuring and severance related charges	0.01	—	0.01	0.01
Loss on debt extinguishments	—	0.05	0.08	0.12
Casualty-related charges (recoveries), net	—	—	—	(0.01)
Valuation allowance on deferred tax assets(4)	—	—	0.06	—
Tax rate legislation impact(5)	—	—	(0.01)	—
Diluted FFO as Adjusted per common share	$0.41	$0.44	$1.64	$1.76

7

Reconciliations
In thousands

Adjusted Funds From Operations

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
FFO as Adjusted applicable to common shares	$218,932	$218,815	$874,188	$864,352
Amortization of deferred compensation	3,977	3,177	17,368	14,790
Amortization of deferred financing costs	2,488	2,689	10,157	10,863
Straight-line rents	(5,230)	(6,259)	(29,316)	(28,451)
AFFO capital expenditures	(32,251)	(46,004)	(93,579)	(108,844)
Lease restructure payments	355	284	1,321	1,153
CCRC entrance fees(6)	—	4,785	—	18,856
Deferred income taxes	(6,447)	(4,909)	(15,647)	(18,972)
Other AFFO adjustments(7)	7,538	(3,574)	8,213	(7,927)
AFFO applicable to common shares	189,362	169,004	772,705	745,820
Distributions on dilutive convertible units and other	1,629	1,637	6,662	6,591
Diluted AFFO applicable to common shares	$190,991	$170,641	$779,367	$752,411

Weighted average shares outstanding - diluted AFFO	544,243	506,017	536,562	494,335
______________________________________
(1)For the year ended December 31, 2020, includes a $170 million gain upon consolidation of 13 continuing care retirement communities ("CCRCs") in which we acquired Brookdale's interest and began consolidating during the first quarter of 2020. For the three and twelve months ended December 31, 2019, includes a $161 million gain upon deconsolidation of 19 previously consolidated senior housing assets that were contributed into a new, unconsolidated joint venture. Gains and losses upon change of control are included in other income (expense), net in the consolidated statements of operations.
(2)For the year ended December 31, 2020, includes the termination fee and transition fee expenses related to terminating the management agreements with Brookdale for 13 CCRCs and transitioning those communities to LCS, partially offset by the tax benefit recognized related to those expenses. The expenses related to terminating management agreements are included in operating expenses in the consolidated statements of operations.
(3)For the three months and year ended December 31, 2020, includes reserves for loan losses under the current expected credit losses accounting standard in accordance with Accounting Standards Codification 326, Financial Instruments – Credit Losses ("ASC 326"). The year ended December 31, 2020 also includes a gain on sale of a hospital that was in a direct financing lease ("DFL") and the impairment of an undeveloped MOB land parcel, which was sold during the third quarter. For the year ended December 31, 2019, represents the impairment of 13 senior housing triple-net facilities under DFLs recognized as a result of entering into sales agreements.
(4)For the year ended December 31, 2020, represents the valuation allowance and corresponding income tax expense related to deferred tax assets that are no longer expected to be realized as a result of our plan to dispose of our SHOP portfolio. We determined we were unlikely to hold the assets long enough to realize the future value of certain deferred tax assets generated by the net operating losses of our taxable REIT subsidiaries.
(5)For the year ended December 31, 2020, represents the tax benefit from the CARES Act, which extended the net operating loss carryback period to five years.
(6)In connection with the acquisition of the remaining 51% interest in the CCRC JV in January 2020, we consolidated the 13 communities in the CCRC JV and recorded the assets and liabilities at their acquisition date relative fair values, including the CCRC contract liabilities associated with previously collected non-refundable entrance fees. In conjunction with increasing those CCRC contract liabilities to their fair value, we concluded that we will no longer adjust for the timing difference between non-refundable entrance fees collected and amortized as we believe the amortization of these fees is a meaningful representation of how we satisfy the performance obligations of the fees. As such, upon consolidation of the CCRC assets, we no longer exclude the difference between CCRC entrance fees collected and amortized from the calculation of AFFO. For comparative periods presented, the adjustment continues to represent our 49% share of non-refundable entrance fees collected by the CCRC JV, net of reserves and net of CCRC JV entrance fee amortization.
(7)Primarily includes our share of AFFO capital expenditures from unconsolidated joint ventures, partially offset by noncontrolling interests' share of AFFO capital expenditures from consolidated joint ventures. For the three months and year ended December 31, 2020, includes an increase to insurance claims that have been incurred but not yet reported on the 13 CCRCs in which we acquired Brookdale's interest and began consolidating during the first quarter of 2020 and senior housing triple-net assets that transitioned to RIDEA structures during the year.

8

Reconciliations
In thousands, except for per share data

Projected Future Operations(1)

	Full Year 2021
	Low	High
Diluted earnings per common share	$1.02	$1.12
Real estate related depreciation and amortization	1.14	1.14
Healthpeak's share of real estate related depreciation and amortization from unconsolidated joint ventures	0.03	0.03
Noncontrolling interests' share of real estate related depreciation and amortization	(0.04)	(0.04)
Loss (gain) on sales of depreciable real estate, net	(1.11)	(1.11)
Noncontrolling interests' share of gain (loss) on sale of depreciable real estate, net	0.01	0.01
Diluted NAREIT FFO per common share	$1.05	$1.15
Transaction-related items	0.03	0.03
Other impairments (recoveries) and other losses (gains), net(2)	0.05	0.05
Loss on extinguishment of debt	0.37	0.37
Diluted FFO as adjusted per common share	$1.50	$1.60
______________________________________
(1)The foregoing projections reflect management's view of current and future market conditions as of February 9, 2021 including assumptions with respect to rental rates, occupancy levels, development items, and the earnings impact of the events referenced in our earnings press release for the quarter ended December 31, 2020 that was issued on February 9, 2021. However, these projections do not reflect the impact of unannounced future transactions, except as described herein, other impairments or recoveries, the future bankruptcy or insolvency of our operators, lessees, borrowers or other obligors, the effect of any future restructuring of our contractual relationships with such entities, gains or losses on marketable securities, ineffectiveness related to our cash flow hedges, or larger than expected litigation settlements and expenses related to existing or future litigation matters. Our actual results may differ materially from the projections set forth above. The aforementioned ranges represent management's best estimates based upon the underlying assumptions as of February 9, 2021. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.
(2)Represents the write off of goodwill related to the disposition of NNN and SHOP portfolios.

9

Reconciliations
In millions

Projected SS Cash NOI(1)(2)
For the projected year 2021 (low)

	Life Science	Medical Office	CCRC(3)	Other(4)	Corporate Adjustments and Discontinued Operations	Total
Portfolio Cash NOI(5)	$489	$387	$77	$10	$12	$976
Interest income	—	—	—	23	—	23
Portfolio Income	489	387	77	33	12	999
Interest income	—	—	—	(23)	—	(23)
Non-cash adjustments to cash NOI(6)	39	7	7	—	—	52
NOI	528	394	84	10	12	1,028
Non-SS NOI	(177)	(64)	(67)	(10)	(12)	(331)
SS NOI	351	329	17	—	—	697
Non-cash adjustments to SS NOI(6)	(11)	(5)	—	—	—	(17)
SS Cash NOI	$340	$324	$17	$—	$—	$680
Addback adjustments(7)						348
Other income and expenses(8)						656
Costs and expenses(9)						(1,085)
Other impairments (recoveries), net(10)						(29)
Net income (loss)						$570

For the projected year 2021 (high)

	Life Science	Medical Office	CCRC(3)	Other(4)	Corporate Adjustments and Discontinued Operations	Total
Portfolio Cash NOI(5)	$497	$391	$106	$20	$14	$1,029
Interest income	—	—	—	33	—	33
Portfolio Income	497	391	106	53	14	1,062
Interest income	—	—	—	(33)	—	(33)
Non-cash adjustments to cash NOI(6)	40	7	(7)	—	—	38
NOI	537	398	99	20	14	1,067
Non-SS NOI	(183)	(65)	(78)	(20)	(14)	(360)
SS NOI	354	333	21	—	—	707
Non-cash adjustments to SS NOI(6)	(11)	(6)	—	—	—	(17)
SS Cash NOI	$343	$327	$21	$—	$—	$690
Addback adjustments(7)						377
Other income and expenses(8)						670
Costs and expenses(9)						(1,081)
Other impairments (recoveries), net(10)						(29)
Net income (loss)						$627

10

Reconciliations
In millions

For the year ended December 31, 2020

	Life Science	Medical Office	CCRC(3)	Other(4)	Corporate Adjustments and Discontinued Operations	Total
Portfolio Cash NOI(5)	$411	$390	$113	$21	$204	$1,140
Interest income	—	—	—	17	—	16
Portfolio Income	411	390	113	38	204	1,156
Interest income	—	—	—	(17)	—	(16)
Non-cash adjustments to cash NOI(6)	20	6	(97)	(1)	(16)	(88)
NOI	431	396	16	21	188	1,052
Non-SS NOI	(93)	(70)	8	(21)	(188)	(364)
SS NOI	338	325	25	—	—	688
Non-cash adjustments to SS NOI(6)	(12)	(6)	—	—	—	(18)
SS Cash NOI	$327	$319	$25	$—	$—	$670
Addback adjustments(7)						382
Other income and expenses(8)						721
Costs and expenses(9)						(1,101)
Other impairments (recoveries), net						(244)
Net income (loss)						$428

Projected SS Cash NOI Changed for the full year 2021

	Life Science	Medical Office	CCRC	Total
Low	4.00%	1.50%	(30.00)%	1.50%
High	5.00%	2.50%	(15.00)%	3.00%
______________________________________
(1)The foregoing projections reflect management's view of current and future market conditions as of February 9, 2021 including assumptions with respect to rental rates, occupancy levels, development items, and the earnings impact of the events referenced in our earnings press release for the quarter ended December 31, 2020 that was issued on February 9, 2021. However, these projections do not reflect the impact of unannounced future transactions, except as described herein, other impairments or recoveries, the future bankruptcy or insolvency of our operators, lessees, borrowers or other obligors, the effect of any future restructuring of our contractual relationships with such entities, gains or losses on marketable securities, ineffectiveness related to our cash flow hedges, or larger than expected litigation settlements and expenses related to existing or future litigation matters. Our actual results may differ materially from the projections set forth above. The aforementioned ranges represent management's best estimates based upon the underlying assumptions as of February 9, 2021. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.
(2)Does not foot and cross foot due to rounding and adjustments made to SS high and low ranges reported by segments.
(3)The 13 CCRCs operated by LCS are not included in the 2021 full year SS pools, however, are included in Portfolio Cash NOI with the low of $60 million and high of $85 million.
(4)Portfolio Cash NOI for Other represents the Company's share of its unconsolidated investment in SWF SH JV portfolio, with the low of $10 million and the high of $20 million.
(5)Represents rental and related revenues, tenant recoveries, resident fees and services, and other income from DFLs, less property level operating expenses, including our share of joint ventures.
(6)Represents straight-line rents, DFL non-cash interest, amortization of market lease intangibles, net, the deferral of community fees, net of amortization, management contract termination expense, actuarial reserves for insurance claims that have been incurred but not reported, and lease termination fees.
(7)Represents non-SS NOI and non-cash adjustments to SS NOI.
(8)Represents interest income, gain (loss) on sales of real estate, net, other income (expense), net, income taxes benefit (expense), and equity income (loss) from unconsolidated joint ventures, excluding NOI.
(9)Represents interest expense, depreciation and amortization, general and administrative, transaction costs, and loss on debt extinguishments.
(10)Represents the write off of goodwill related to the disposition of NNN and SHOP portfolios.

11

Reconciliations
In thousands

Enterprise Gross Assets and Portfolio Investment(1)

	December 31, 2020
	Life Science	Medical Office	CCRC	Other	Senior Housing Triple-net(2)	SHOP(2)	Corporate Non-segment	Total
Consolidated total assets	$6,491,217	$3,962,151	$2,171,721	$565,322	$525,196	$2,018,873	$185,609	$15,920,089
Investments in and advances to unconsolidated JVs	(24,879)	(9,673)	(1,581)	(366,738)	—	(5,842)	—	(408,713)
Accumulated depreciation and amortization	988,277	1,539,897	190,939	—	212,327	415,760	—	3,347,200
Consolidated Gross Assets	$7,454,615	$5,492,375	$2,361,079	$198,584	$737,523	$2,428,791	$185,609	$18,858,576
Healthpeak's share of unconsolidated JV gross assets	54,453	18,468	69,793	478,969	—	26,916	—	648,599
Enterprise Gross Assets	$7,509,068	$5,510,843	$2,430,872	$677,553	$737,523	$2,455,707	$185,609	$19,507,175
Land held for development	(89,390)	(3,252)	(3,494)	—	—	—	—	(96,136)
Fully depreciated real estate and intangibles	379,728	486,367	12,159	—	33,751	202,970	—	1,114,975
Non-real estate related assets(3)	(234,458)	(340,114)	(196,670)	4,984	(80,562)	(118,220)	(185,609)	(1,150,649)
Real estate intangible liabilities	(173,030)	(101,799)	—	—	(7,991)	(8,154)	—	(290,974)
Noncontrolling interests' share of consolidated JVs real estate and related intangibles	(3,466)	(386,543)	—	—	—	(1,779)	—	(391,788)
Portfolio Investment	$7,388,452	$5,165,502	$2,242,867	$682,537	$682,721	$2,530,524	$—	$18,692,603
______________________________________
(1)In December 2020, as a result of a change in how operating results are reported to the Company's chief operating decision makers, the Company’s hospitals were reclassified from other non-reportable segments to the medical office segment and the Company’s one remaining unconsolidated investment in a senior housing joint venture was reclassified from the SHOP segment to other non-reportable segments. All prior period segment information has been recast to confirm to the current period presentation.
(2)During 2020, the Company established and began executing a plan to dispose of all the assets in its senior housing triple-net and SHOP portfolios. The held for sale criteria for all such assets were met either on or before December 31, 2020, therefore, the presentation included within the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 includes Senior housing triple-net and SHOP portfolios as discontinued operations and no longer as two separate segments. Additional information relating to the senior housing triple-net and SHOP portfolios can be found at Note 5: Disposition of Real Estate and Discontinued Operations within the Company's Annual Report on Form 10-K.
(3)Includes straight-line rent payables and receivables, net of reserves; lease commissions - 2nd generation, net of amortization; cash and restricted cash; operating lease right-of-use assets, net; and other assets, net.

12

Reconciliations
In thousands

Revenues(1)(2)

	Three Months Ended
	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020
Life Science	$120,155	$128,883	$138,496	$148,702	$153,215
Medical Office	156,171	156,641	151,844	155,381	158,532
CCRC	3,010	91,780	113,926	115,031	115,757
Other	39,584	3,750	4,292	4,452	4,193
Senior Housing Triple-net	37,517	33,135	24,589	24,558	16,807
SHOP	175,254	170,961	155,293	149,615	144,173
Total revenues	$531,691	$585,150	$588,440	$597,739	$592,677
Life Science	—	—	—	—	—
Medical Office	—	—	—	—	—
CCRC	—	—	11,871	1,761	2,566
Other	—	—	—	—	—
Senior Housing Triple-net	—	—	—	—	—
SHOP	—	—	2,209	392	12,774
Government grant income	$—	$—	$14,080	$2,153	$15,340
Life Science	—	—	—	—	—
Medical Office	—	—	—	—	—
CCRC	—	—	—	—	—
Other	(2,976)	(3,688)	(4,230)	(4,443)	(4,192)
Senior Housing Triple-net	—	—	—	—	—
SHOP	—	—	—	—	—
Less: Interest income	$(2,976)	$(3,688)	$(4,230)	$(4,443)	$(4,192)
Life Science	—	—	—	—	448
Medical Office	695	695	691	699	687
CCRC	53,632	21,647	4,781	4,295	4,669
Other	7,595	20,194	18,682	17,853	17,294
Senior Housing Triple-net	—	—	—	—	—
SHOP	5,172	5,657	6,002	5,947	4,625
Healthpeak's share of unconsolidated JVs real estate revenues	$67,094	$48,193	$30,156	$28,794	$27,723
Life Science	—	—	—	—	—
Medical Office	—	—	—	—	—
CCRC	—	—	534	246	140
Other	—	—	270	49	40
Senior Housing Triple-net	—	—	—	—	—
SHOP	—	—	—	—	61
Healthpeak's share of unconsolidated JVs government grant income	$—	$—	$804	$295	$241
Life Science	(54)	(52)	(57)	(66)	(64)
Medical Office	(8,709)	(8,640)	(8,347)	(8,788)	(8,822)
CCRC	—	—	—	—	—
Other	—	—	—	—	—
Senior Housing Triple-net	—	—	—	—	—
SHOP	(521)	(538)	(504)	(459)	(134)
Noncontrolling interests' share of consolidated JVs real estate revenues	$(9,284)	$(9,230)	$(8,908)	$(9,313)	$(9,020)

Continued

13

Reconciliations
In thousands

Revenue(1)(2)

	Three Months Ended
	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020
Life Science	$—	$—	$—	$—	$—
Medical Office	—	—	—	—	—
CCRC	—	—	—	—	—
Other	—	—	—	—	—
Senior Housing Triple-net	—	—	—	—	—
SHOP	—	—	—	—	(14)
Noncontrolling interests' share of consolidated JVs government grant income	$—	$—	$—	$—	$(14)
Life Science	120,101	128,831	138,439	148,636	153,599
Medical Office	148,157	148,696	144,188	147,292	150,397
CCRC	56,642	113,427	131,112	121,333	123,132
Other	44,203	20,256	19,014	17,911	17,335
Senior Housing Triple-net	37,517	33,135	24,589	24,558	16,807
SHOP	179,905	176,080	163,000	155,495	161,485
Portfolio Real Estate Revenues	$586,525	$620,425	$620,342	$615,225	$622,755
Life Science	(4,969)	(4,293)	(2,793)	(8,343)	(4,757)
Medical Office	(1,570)	(1,643)	(1,113)	(2,371)	(3,003)
CCRC	3,245	(177)	(4)	22	(1)
Other	(826)	(66)	38	44	4
Senior Housing Triple-net	(1,744)	(3,388)	(20)	79	4,962
SHOP	788	615	68	(244)	20
Non-cash adjustments to Portfolio Real Estate Revenues	$(5,076)	$(8,952)	$(3,824)	$(10,813)	$(2,775)
Life Science	115,132	124,538	135,646	140,293	148,842
Medical Office	146,587	147,053	143,075	144,921	147,394
CCRC	59,887	113,250	131,108	121,355	123,131
Other	43,377	20,190	19,052	17,955	17,339
Senior Housing Triple-net	35,773	29,747	24,569	24,637	21,769
SHOP	180,693	176,695	163,068	155,251	161,505
Portfolio Cash Real Estate Revenues	$581,449	$611,473	$616,518	$604,412	$619,980
Life Science	4,969	4,293	2,793	8,343	4,757
Medical Office	1,570	1,643	1,113	2,371	3,003
CCRC	(3,245)	177	4	(22)	1
Other	826	66	(38)	(44)	(4)
Senior Housing Triple-net	1,744	3,388	20	(79)	(4,962)
SHOP	(788)	(615)	(68)	244	(20)
Non-cash adjustments to Portfolio Real Estate Revenues	$5,076	$8,952	$3,824	$10,813	$2,775
Life Science	(22,470)	(30,667)	(37,432)	(43,131)	(53,892)
Medical Office	(19,322)	(19,383)	(17,666)	(16,133)	(20,217)
CCRC	(56,642)	(113,427)	(131,112)	(121,333)	(123,132)
Other	(44,203)	(20,256)	(19,014)	(17,911)	(17,335)
Senior Housing Triple-net	(37,517)	(33,135)	(24,589)	(24,558)	(16,807)
SHOP	(179,905)	(176,080)	(163,000)	(155,495)	(161,485)
Non-SS Portfolio Real Estate Revenues	$(360,059)	$(392,948)	$(392,813)	$(378,561)	$(392,868)

Continued

14

Reconciliations
In thousands

Revenue(1)(2)

	Three Months Ended
	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020
Life Science	$97,631	$98,164	$101,007	$105,505	$99,707
Medical Office	128,835	129,313	126,522	131,159	130,180
CCRC	—	—	—	—	—
Other	—	—	—	—	—
Senior Housing Triple-net	—	—	—	—	—
SHOP	—	—	—	—	—
Portfolio Real Estate Revenue - SS	$226,466	$227,477	$227,529	$236,664	$229,887
Life Science	(2,400)	(2,892)	(1,624)	(4,452)	1,169
Medical Office	(2,086)	(2,043)	(1,577)	(2,670)	(2,175)
CCRC	—	—	—	—	—
Other	—	—	—	—	—
Senior Housing Triple-net	—	—	—	—	—
SHOP	—	—	—	—	—
Non-SS Portfolio Cash Real Estate Revenues	$(4,486)	$(4,935)	$(3,201)	$(7,122)	$(1,006)
Life Science	95,231	95,272	99,383	101,053	100,876
Medical Office	126,749	127,270	124,945	128,489	128,005
CCRC	—	—	—	—	—
Other	—	—	—	—	—
Senior Housing Triple-net	—	—	—	—	—
SHOP	—	—	—	—	—
Portfolio Cash Real Estate Revenues - SS	$221,980	$222,542	$224,328	$229,542	$228,881
______________________________________
(1)In December 2020, as a result of a change in how operating results are reported to the Company's chief operating decision makers, the Company’s hospitals were reclassified from other non-reportable segments to the medical office segment and the Company’s one remaining unconsolidated investment in a senior housing joint venture was reclassified from the SHOP segment to other non-reportable segments. All prior period segment information has been recast to confirm to the current period presentation.
(2)During 2020, the Company began the process of disposing of its senior housing triple-net and SHOP portfolios. As of December 31, 2020, the Company concluded the planned dispositions represented a strategic shift and therefore, the assets are classified as discontinued operations in all periods presented within the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. Additional information regarding discontinued operations can be found at Note 5: Disposition of Real Estate and Discontinued Operations within the Annual Report on Form 10-K, including total revenues. Those amounts combined with Consolidated Statement of Operations from the Annual Report on From 10-K and Forms 10-Q's filed throughout 2020, supply the totals needed for the reconciliation of Revenue.

15

Reconciliations
In thousands

Operating Expenses(1)(2)

	Three Months Ended
	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020
Life Science	$30,480	$30,201	$34,205	$36,714	$36,885
Medical Office	50,956	50,694	49,355	51,436	52,523
CCRC	2,211	156,482	94,248	94,992	94,806
Other	21,772	—	—	—	—
Senior Housing Triple-net	1,842	506	526	421	453
SHOP	141,121	138,130	137,507	130,729	141,953
Operating expenses	$248,382	$376,013	$315,841	$314,292	$326,620
Life Science	—	—	—	—	137
Medical Office	270	275	276	296	282
CCRC	43,452	18,037	4,826	4,797	4,465
Other	1,944	13,278	13,681	13,485	13,335
Senior Housing Triple-net	—	—	—	—	—
SHOP	4,059	4,676	5,005	4,795	3,830
Healthpeak's share of unconsolidated JVs operating expenses	$49,725	$36,266	$23,788	$23,373	$22,049
Life Science	(17)	(17)	(18)	(18)	(19)
Medical Office	(2,596)	(2,600)	(2,507)	(2,630)	(2,545)
CCRC	—	—	—	—	—
Other	—	—	—	—	—
Senior Housing Triple-net	—	—	—	—	—
SHOP	(350)	(377)	(411)	(361)	(112)
Noncontrolling interests' share of consolidated JVs operating expenses	$(2,963)	$(2,994)	$(2,936)	$(3,009)	$(2,676)
Life Science	30,463	30,184	34,187	36,696	37,003
Medical Office	48,630	48,369	47,124	49,102	50,260
CCRC	45,663	174,519	99,074	99,789	99,271
Other	23,716	13,278	13,681	13,485	13,335
Senior Housing Triple-net	1,842	506	526	421	453
SHOP	144,830	142,429	142,101	135,163	145,671
Portfolio Operating Expenses	$295,144	$409,285	$336,693	$334,656	$345,993
Life Science	(13)	(13)	(14)	(13)	(13)
Medical Office	(653)	(649)	(648)	(642)	(647)
CCRC	91	(91,738)	(22)	(1,662)	(3,810)
Other	108	(18)	(61)	(19)	(313)
Senior Housing Triple-net	(1,093)	(14)	(61)	(14)	(14)
SHOP	17	38	50	1,047	(14,650)
Non-cash adjustments to Portfolio Operating Expenses	$(1,543)	$(92,394)	$(756)	$(1,303)	$(19,447)
Life Science	30,450	30,171	34,173	36,683	36,990
Medical Office	47,977	47,720	46,476	48,460	49,613
CCRC	45,754	82,781	99,052	98,127	95,461
Other	23,824	13,260	13,620	13,466	13,022
Senior Housing Triple-net	749	492	465	407	439
SHOP	144,847	142,467	142,151	136,210	131,021
Portfolio Cash Operating Expenses	$293,601	$316,891	$335,937	$333,353	$326,546

Continued

16

Reconciliations
In thousands

Operating Expenses(1)(2)

	Three Months Ended
	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020
Life Science	$13	$13	$14	$13	$13
Medical Office	653	649	648	642	647
CCRC	(91)	91,738	22	1,662	3,810
Other	(108)	18	61	19	313
Senior Housing Triple-net	1,093	14	61	14	14
SHOP	(17)	(38)	(50)	(1,047)	14,650
Non-cash adjustments to Portfolio Operating Expenses	$1,543	$92,394	$756	$1,303	$19,447
Life Science	(5,878)	(6,943)	(9,898)	(11,116)	(12,295)
Medical Office	(5,854)	(6,335)	(6,150)	(6,250)	(7,229)
CCRC	(45,663)	(174,519)	(99,074)	(99,789)	(99,271)
Other	(23,716)	(13,278)	(13,681)	(13,485)	(13,335)
Senior Housing Triple-net	(1,842)	(506)	(526)	(421)	(453)
SHOP	(144,830)	(142,429)	(142,101)	(135,163)	(145,671)
Non-SS Portfolio Operating Expenses	$(227,783)	$(344,010)	$(271,430)	$(266,224)	$(278,254)
Life Science	24,585	23,241	24,289	25,580	24,708
Medical Office	42,776	42,034	40,974	42,852	43,031
CCRC	—	—	—	—	—
Other	—	—	—	—	—
Senior Housing Triple-net	—	—	—	—	—
SHOP	—	—	—	—	—
Portfolio Operating Expenses - SS	$67,361	$65,275	$65,263	$68,432	$67,739
Life Science	(13)	(13)	(13)	(13)	(13)
Medical Office	(651)	(644)	(643)	(639)	(635)
CCRC	—	—	—	—	—
Other	—	—	—	—	—
Senior Housing Triple-net	—	—	—	—	—
SHOP	—	—	—	—	—
Non-SS Portfolio Cash Operating Expenses	$(664)	$(657)	$(656)	$(652)	$(648)
Life Science	24,572	23,228	24,276	25,567	24,695
Medical Office	42,125	41,390	40,331	42,213	42,396
CCRC	—	—	—	—	—
Other	—	—	—	—	—
Senior Housing Triple-net	—	—	—	—	—
SHOP	—	—	—	—	—
Portfolio Cash Operating Expenses - SS	$66,697	$64,618	$64,607	$67,780	$67,091
______________________________________
(1)In December 2020, as a result of a change in how operating results are reported to the Company's chief operating decision makers, the Company’s hospitals were reclassified from other non-reportable segments to the medical office segment and the Company’s one remaining unconsolidated investment in a senior housing joint venture was reclassified from the SHOP segment to other non-reportable segments. All prior period segment information has been recast to confirm to the current period presentation.
(2)During 2020, the Company began the process of disposing of its senior housing triple-net and SHOP portfolios. As of December 31, 2020, the Company concluded the planned dispositions represented a strategic shift and therefore, the assets are classified as discontinued operations in all periods presented within the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. Additional information regarding discontinued operations can be found at Note 5: Disposition of Real Estate and Discontinued Operations within the Annual Report on Form 10-K, including total operating expenses. Those amounts combined with Consolidated Statement of Operations from the Annual Report on From 10-K and Forms 10-Q's filed throughout 2020, supply the totals needed for the reconciliation of Operating Expenses.

17

Reconciliations
In thousands

Revenue(1)	Operating Expenses(1)

Year Ended December 31, 2020		Year Ended December 31, 2020
Life Science	$569,296	Life Science	$138,005
Medical Office	622,398	Medical Office	204,008
CCRC	436,494	CCRC	440,528
Other	16,687	Other	—
Senior Housing Triple-net	99,089	Senior Housing Triple-net	1,906
SHOP	620,042	SHOP	548,319
Total revenues	$2,364,006	Operating expenses	$1,332,766
Life Science	—	Life Science	137
Medical Office	—	Medical Office	1,129
CCRC	16,198	CCRC	32,125
Other	—	Other	53,779
Senior Housing Triple-net	—	Senior Housing Triple-net	—
SHOP	15,375	SHOP	18,306
Government grant income	$31,573	Healthpeak's share of unconsolidated JVs operating expenses	$105,476
Life Science	—	Life Science	(72)
Medical Office	—	Medical Office	(10,282)
CCRC	—	CCRC	—
Other	(16,553)	Other	—
Senior Housing Triple-net	—	Senior Housing Triple-net	—
SHOP	—	SHOP	(1,261)
Less: Interest income	$(16,553)	Noncontrolling interests' share of consolidated JVs operating expenses	$(11,615)
Life Science	448	Life Science	138,070
Medical Office	2,772	Medical Office	194,855
CCRC	35,392	CCRC	472,653
Other	74,023	Other	53,779
Senior Housing Triple-net	—	Senior Housing Triple-net	1,906
SHOP	22,231	SHOP	565,364
Healthpeak's share of unconsolidated JVs real estate revenues	$134,866	Portfolio Operating Expenses	$1,426,627
Life Science	—	Life Science	(53)
Medical Office	—	Medical Office	(2,586)
CCRC	920	CCRC	(97,232)
Other	359	Other	(411)
Senior Housing Triple-net	—	Senior Housing Triple-net	(103)
SHOP	61	SHOP	(13,515)
Healthpeak's share of unconsolidated JVs government grant income	$1,340	Non-cash adjustments to Portfolio Operating Expenses	$(113,900)
Life Science	(239)	Life Science	138,017
Medical Office	(34,597)	Medical Office	192,269
CCRC	—	CCRC	375,421
Other	—	Other	53,368
Senior Housing Triple-net	—	Senior Housing Triple-net	1,803
SHOP	(1,635)	SHOP	551,849
Noncontrolling interests' share of consolidated JVs real estate revenues	$(36,471)	Portfolio Cash Operating Expenses	$1,312,727

Continued

18

Reconciliations
In thousands

Revenue(1)	Operating Expenses(1)

Year Ended December 31, 2020		Year Ended December 31, 2020
Life Science	$—	Life Science	$53
Medical Office	—	Medical Office	2,586
CCRC	—	CCRC	97,232
Other	—	Other	411
Senior Housing Triple-net	—	Senior Housing Triple-net	103
SHOP	(14)	SHOP	13,515
Noncontrolling interests' share of consolidated JVs government grant income	$(14)	Non-cash Portfolio Cash Operating Expenses	$113,900
Life Science	569,505	Life Science	(56,754)
Medical Office	590,573	Medical Office	(28,683)
CCRC	489,004	CCRC	(472,653)
Other	74,516	Other	(53,779)
Senior Housing Triple-net	99,089	Senior Housing Triple-net	(1,906)
SHOP	656,060	SHOP	(565,364)
Portfolio Real Estate Revenues	$2,478,747	Non-SS Portfolio Operating Expenses	$(1,179,139)
Life Science	(20,186)	Life Science	81,316
Medical Office	(8,130)	Medical Office	166,172
CCRC	(160)	CCRC	—
Other	20	Other	—
Senior Housing Triple-net	1,633	Senior Housing Triple-net	—
SHOP	459	SHOP	—
Non-cash adjustments to Portfolio Real Estate Revenues	$(26,364)	Portfolio Operating Expenses - SS	$247,488
Life Science	549,319	Life Science	(52)
Medical Office	582,443	Medical Office	(2,544)
CCRC	488,844	CCRC	—
Other	74,536	Other	—
Senior Housing Triple-net	100,722	Senior Housing Triple-net	—
SHOP	656,519	SHOP	—
Portfolio Cash Real Estate Revenues	$2,452,383	Non-SS Portfolio Cash Operating Expenses	$(2,596)
Life Science	20,186	Life Science	81,264
Medical Office	8,130	Medical Office	163,628
CCRC	160	CCRC	—
Other	(20)	Other	—
Senior Housing Triple-net	(1,633)	Senior Housing Triple-net	—
SHOP	(459)	SHOP	—
Non-cash adjustments to Portfolio Real Estate Revenues	$26,364	Portfolio Cash Operating Expenses - SS	$244,892
Life Science	(227,165)
Medical Office	(79,571)
CCRC	(489,004)
Other	(74,516)
Senior Housing Triple-net	(99,089)
SHOP	(656,060)
Non-SS Portfolio Real Estate Revenue	$(1,625,405)

Continued

19

Reconciliations
In thousands

Revenue(1)

Year Ended December 31, 2020
Life Science	$342,340
Medical Office	511,002
CCRC	—
Other	—
Senior Housing Triple-net	—
SHOP	—
Portfolio Real Estate Revenue - SS	$853,342
Life Science	(1,810)
Medical Office	(8,405)
CCRC	—
Other	—
Senior Housing Triple-net	—
SHOP	—
Non-SS Portfolio Cash Real Estate Revenues	$(10,215)
Life Science	340,530
Medical Office	502,597
CCRC	—
Other	—
Senior Housing Triple-net	—
SHOP	—
Portfolio Cash Real Estate Revenues - SS	$843,127
______________________________________
(1)During 2020, the Company began the process of disposing of its senior housing triple-net and SHOP portfolios. As of December 31, 2020, the Company concluded the planned dispositions represented a strategic shift and therefore, the assets are classified as discontinued operations in all periods presented within the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. Additional information regarding discontinued operations can be found at Note 5: Disposition of Real Estate and Discontinued Operations within Annual Report on Form 10-K, including total revenues and operating expenses. Those amounts combined with Consolidated Statement of Operations supply the totals needed for the reconciliation of Revenue and Operating Expenses for year ended December 31, 2020.
(2)The property count used for Non-SS Portfolio Cash Real Estate Revenues, Portfolio Cash Real Estate Revenues - SS, Non-SS Portfolio Cash Operating Expenses, and Portfolio Cash Operating Expenses - SS differed for the three and twelve months ended December 31, 2020.

20

Reconciliations
In thousands

Stabilized Held for Sale ("HFS")
Senior Housing Triple-Net

	Three Months Ended
Revenue	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020
Portfolio Cash Real Estate Revenues(1)	$35,773	$29,747	$24,569	$24,637	$21,769
Non-stabilized Portfolio Cash Real Estate Revenues	(20,495)	(14,331)	(8,776)	(8,820)	(5,930)
Stabilized HFS Portfolio Cash Real Estate Revenues	$15,278	$15,416	$15,793	$15,817	$15,839

	Three Months Ended
Operating Expenses	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020
Portfolio Cash Operating Expenses(2)	$749	$492	$465	$407	$439
Non-stabilized Portfolio Cash Real Estate Operating Expenses	(730)	(462)	(435)	(378)	(411)
Stabilized HFS Portfolio Cash Operating Expenses	$19	$30	$30	$29	$28

SHOP

	Three Months Ended
Revenue	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020
Portfolio Cash Real Estate Revenues(1)	$180,693	$176,695	$163,068	$155,251	$161,505
Non-stabilized Portfolio Cash Real Estate Revenues	(52,667)	(47,786)	(44,939)	(42,038)	(43,590)
Stabilized HFS Portfolio Cash Real Estate Revenues	$128,026	$128,909	$118,129	$113,213	$117,915

	Three Months Ended
Operating Expenses	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020
Portfolio Cash Operating Expenses(2)	$144,847	$142,467	$142,151	$136,210	$131,021
Non-stabilized Portfolio Cash Real Estate Operating Expense	(47,962)	(43,243)	(43,549)	(39,770)	(36,214)
Stabilized HFS Portfolio Cash Operating Expenses	$96,885	$99,224	$98,602	$96,440	$94,807
______________________________________
(1)See page 14 of this document for a reconciliation Portfolio Cash Real Estate Revenues.
(2)See page 16 of this document for a reconciliation Portfolio Cash Operating Expenses.

21

Reconciliations
In thousands

EBITDAre and Adjusted EBITDAre(1)

	Three Months Ended December 31, 2020	Twelve Months Ended December 31, 2020
Net income (loss)	$150,245	$428,253
Interest expense	56,713	228,874
Income tax expense (benefit)	(3,120)	(19,336)
Depreciation and amortization	155,749	697,143
Other depreciation and amortization	1,518	6,679
Loss (gain) on sales of real estate	(302,613)	(550,494)
Loss (gain) upon change of control(1)	13,249	(159,973)
Impairments (recoveries) of depreciable real estate	138,634	224,630
Share of unconsolidated JV:
Interest expense	711	3,796
Income tax expense (benefit)	(335)	(1,610)
Depreciation and amortization	25,040	105,090
Gain on sale of real estate from unconsolidated JVs	—	(9,248)
EBITDAre	$235,791	$953,804

Transaction-related items, excluding taxes(2)	33,654	144,222
Other impairments (recoveries) and losses (gains)(3)	7,896	(22,046)
Severance and related charges	2,911	2,911
Loss on debt extinguishments	—	42,912
Litigation costs (recoveries)	—	232
Casualty-related charges (recoveries)	—	469
Amortization of deferred compensation	3,977	17,368
Foreign currency remeasurement losses (gains)	—	153
Adjusted EBITDAre	$284,229	$1,140,025

Adjusted Fixed Charge Coverage(1)

	Three Months Ended December 31, 2020	Three Months Ended December 31, 2020
Interest expense	$56,713	$228,874
Share of unconsolidated JV interest expense	711	3,796
Capitalized interest	6,470	27,040
Fixed Charges	$63,894	$259,710

Adjusted Fixed Charge Coverage	4.4x	4.4x

22

Reconciliations
In thousands

Enterprise Debt and Net Debt(1)

December 31, 2020
Bank line of credit and commercial paper	$129,590
Term loan	249,182
Senior unsecured notes	5,697,586
Mortgage debt(2)	540,497
Consolidated Debt	$6,616,855
Share of unconsolidated JV mortgage debt(3)	61,924
Enterprise Debt	$6,678,779
Cash and cash equivalents(4)	(97,311)
Share of unconsolidated JV cash and cash equivalents(5)	(20,157)
Net Debt	$6,561,311

Financial Leverage

December 31, 2020
Enterprise Debt	$6,678,779
Enterprise Gross Assets	19,507,175
Financial Leverage	34.2%

Secured Debt Ratio(1)

December 31, 2020
Mortgage debt(2)	$540,497
Share of unconsolidated JV mortgage debt(3)	61,924
Enterprise Secured Debt	$602,421
Enterprise Gross Assets	19,507,175
Secured Debt Ratio	3.1%

Net Debt to Adjusted EBITDAre

	Three Months Ended December 31, 2020		Twelve Months Ended December 31, 2019
Net Debt	$6,561,311		$6,561,311
Annualized Adjusted EBITDAre	1,136,916	(6)	1,140,025
Net Debt to Adjusted EBITDAre	5.8x		5.8x
  ______________________________________
(1)During 2020, the Company began the process of disposing of its senior housing triple-net and SHOP portfolios. As of December 31, 2020, the Company concluded the planned dispositions represented a strategic shift and therefore, the assets are classified as discontinued operations in all periods presented within the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. Additional information regarding discontinued operations can be found at Note 5: Disposition of Real Estate and Discontinued Operations within Annual Report on Form 10-K, including interest expense, income tax expense (benefit), depreciation and amortization, loss (gain) on sales of real estate, and loss on debt extinguishments, mortgage debt, and cash and cash equivalents. Those amounts combined with Consolidated Statement of Operations and Consolidated Balance Sheets included in the Annual Report on Form 10-K along with quarterly filings on the Forms 10-Q filed throughout 2020, supply the totals needed for the reconciliation of EBITDAre and Adjusted EBITDAre, Adjusted Fixed Charge Coverage, Enterprise Debt and Net Debt, and Secured Debt Ratio for year ended December 31, 2020.
(2)Includes mortgage debt of $318.9 million on assets held for sale that matures between 2025 and 2044.
(3)Includes mortgage debt of $19.5 million on JVs held for sale.
(4)Includes cash and cash equivalents of $53.1 million on assets held for sale.
(5)Includes cash and cash equivalents of $418 thousand on JVs held for sale.
(6)Represents the current quarter Adjusted EBIDTAre multiplied by a factor of four.

23

Reconciliations
In thousands

Segment Portfolio NOI and Cash NOI, Portfolio Income, and SS
Total Portfolio(1)(2)

	Three Months Ended
	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020
Net Income (loss)	$47,359	$282,540	$55,049	$(59,581)	$150,246
Interest income	(2,976)	(3,688)	(4,230)	(4,443)	(4,192)
Interest expense	58,120	58,376	57,550	56,235	56,713
Depreciation and amortization	190,798	189,276	178,488	173,630	155,749
General and administrative	21,521	22,349	23,720	21,661	25,507
Transaction costs	1,569	14,848	627	2,586	20,708
Loss (gain) on sales of real estate, net	(4,193)	(164,869)	(82,863)	(149)	(302,613)
Impairments and loan loss (reserves) recoveries, net	110,284	39,123	24,050	34,550	146,530
Other expense (income), net	(157,296)	(210,608)	(19,586)	(7,060)	(2,905)
Loss on debt extinguishments	22,213	(833)	25,824	17,921	—
Income tax expense (benefit)	(5,679)	(33,044)	(7,346)	24,174	(3,120)
Government grant income	—	—	14,080	2,153	15,340
Equity loss (income) from unconsolidated JVs	(1,387)	11,979	17,086	19,480	19,242
Healthpeak's share of unconsolidated JVs NOI	17,369	11,927	7,172	5,716	5,915
Noncontrolling interests' share of consolidated JVs NOI	(6,321)	(6,236)	(5,972)	(6,304)	(6,358)
Portfolio NOI	$291,381	$211,140	$283,649	$280,569	$276,762
Adjustment to Portfolio NOI	(3,533)	83,442	(3,068)	(9,510)	16,672
Portfolio Cash NOI	$287,848	$294,582	$280,581	$271,059	$293,434
Interest income	2,976	3,688	4,230	4,443	4,192
Healthpeak's share of unconsolidated JVs interest income	80	—	—	—	—
Portfolio Income	$290,904	$298,270	$284,811	$275,502	$297,626
Interest income	(2,976)	(3,688)	(4,230)	(4,443)	(4,192)
Healthpeak's share of unconsolidated JVs interest income	(80)	—	—	—	—
Adjustment to Portfolio NOI	3,533	(83,442)	3,068	9,510	(16,672)
Non-SS Portfolio NOI	(132,276)	(48,937)	(121,383)	(112,337)	(114,614)
SS Portfolio NOI	$159,105	$162,203	$162,266	$168,232	$162,148
Non-cash adjustment to SS Portfolio NOI	(3,822)	(4,279)	(2,545)	(6,470)	(358)
SS Portfolio Cash NOI	$155,283	$157,924	$159,721	$161,762	$161,790

24

Reconciliations
In thousands
Life Science(1)

	Three Months Ended
	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020
Net Income (loss)	$43,897	$48,408	$51,874	$54,682	$43,225
Interest expense	66	63	60	57	55
Depreciation and amortization	45,634	50,211	52,356	57,170	58,184
Transaction costs	—	—	1	79	155
Impairments and loan loss (reserves) recoveries, net	—	—	—	—	14,671
Loss (gain) on sales of real estate, net	78	—	—	—	—
Equity loss (income) from unconsolidated JVs	—	—	—	—	40
Healthpeak's share of unconsolidated joint venture	—	—	—	—	311
Noncontrolling interests' share of consolidated JVs NOI	(37)	(35)	(39)	(48)	(45)
Portfolio NOI	$89,638	$98,647	$104,252	$111,940	$116,596
Adjustment to Portfolio NOI	(4,956)	(4,280)	(2,779)	(8,330)	(4,744)
Portfolio Cash NOI	$84,682	$94,367	$101,473	$103,610	$111,852
Adjustment to Portfolio NOI	4,956	4,280	2,779	8,330	4,744
Non-SS Portfolio NOI	(16,592)	(23,724)	(27,534)	(32,015)	(41,597)
SS Portfolio NOI	$73,046	$74,923	$76,718	$79,925	$74,999
Non-cash adjustment to SS Portfolio NOI	(2,387)	(2,879)	(1,611)	(4,439)	1,182
SS Portfolio Cash NOI	$70,659	$72,044	$75,107	$75,486	$76,181

Medical Office(1)

	Three Months Ended
	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020
Net Income (loss)	$48,024	$50,778	$125,860	$50,425	$49,741
Interest expense	105	102	100	100	98
Depreciation and amortization	54,850	54,667	55,904	54,693	56,902
Impairments and loan loss (reserves) recoveries, net	2,655	2,706	2,119	1,208	4,175
Loss (gain) on sales of real estate, net	(205)	(2,109)	(81,284)	(2,283)	(4,714)
Equity loss (income) from unconsolidated JVs	(214)	(197)	(210)	(198)	(193)
Healthpeak's share of unconsolidated JVs NOI	425	420	415	403	405
Noncontrolling interests' share of consolidated JVs NOI	(6,113)	(6,040)	(5,840)	(6,158)	(6,277)
Portfolio NOI	$99,527	$100,327	$97,064	$98,190	$100,137
Adjustment to Portfolio NOI	(917)	(994)	(465)	(1,729)	(2,356)
Portfolio Cash NOI	$98,610	$99,333	$96,599	$96,461	$97,781
Adjustment to Portfolio NOI	917	994	465	1,729	2,356
Non-SS Portfolio NOI	(13,468)	(13,047)	(11,516)	(9,883)	(12,988)
SS Portfolio NOI	$86,059	$87,280	$85,548	$88,307	$87,149
Non-cash adjustment to SS Portfolio NOI	(1,435)	(1,400)	(934)	(2,031)	(1,540)
SS Portfolio Cash NOI	$84,624	$85,880	$84,614	$86,276	$85,609

25

Reconciliations
In thousands
CCRC(1)

	Three Months Ended
	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020
Net Income (loss)	$(7,321)	$67,743	$458	$(10,366)	$(14,644)
Interest expense	—	1,304	1,969	1,983	1,971
Depreciation and amortization	—	20,229	31,426	30,106	32,089
Transaction costs	—	14,474	368	1,897	1,256
Other expense (income), net	5,665	(170,332)	(14,142)	(3,903)	533
Government grant income	—	—	11,871	1,761	2,566
Equity loss (income) from unconsolidated JVs	2,455	1,880	(401)	322	(254)
Healthpeak's share of unconsolidated JVs NOI	10,180	3,610	489	(256)	344
Portfolio NOI	$10,979	$(61,092)	$32,038	$21,544	$23,861
Adjustment to Portfolio NOI	3,154	91,561	18	1,684	3,809
Portfolio Cash NOI	$14,133	$30,469	$32,056	$23,228	$27,670
Adjustment to Portfolio NOI	(3,154)	(91,561)	(18)	(1,684)	(3,809)
Non-SS Portfolio NOI	(10,979)	61,092	(32,038)	(21,544)	(23,861)
SS Portfolio NOI	$—	$—	$—	$—	$—
SS Portfolio Cash NOI	$—	$—	$—	$—	$—

Other(1)

	Three Months Ended
	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020
Net Income (loss)	$163,756	$27,459	$(18,781)	$(11,198)	$(23,090)
Interest income	(2,976)	(3,688)	(4,230)	(4,443)	(4,192)
Depreciation and amortization	12,360	5	5	2	—
Transaction costs	—	89	4	8	11
Impairments and loan loss (reserves) recoveries, net	—	8,401	4,718	(2,985)	7,896
Loss (gain) on sales of real estate, net	6,874	40	—	—	—
Other expense (income), net	(160,886)	(41,707)	—	—	—
Equity loss (income) from unconsolidated JVs	(4,292)	9,463	18,346	18,625	19,376
Healthpeak's share of unconsolidated JVs NOI	5,651	6,916	5,271	4,417	3,999
Portfolio NOI	$20,487	$6,978	$5,333	$4,426	$4,000
Adjustment to Portfolio NOI	(934)	(48)	99	63	317
Portfolio Cash NOI	$19,553	$6,930	$5,432	$4,489	$4,317
Interest income	2,976	3,688	4,230	4,443	4,192
Healthpeak's share of unconsolidated JVs interest income	80	—	—	—	—
Portfolio Income	$22,609	$10,618	$9,662	$8,932	$8,509
Interest income	(2,976)	(3,688)	(4,230)	(4,443)	(4,192)
Healthpeak's share of unconsolidated JVs interest income	(80)	—	—	—	—
Adjustment to Portfolio NOI	934	48	(99)	(63)	(317)
Non-SS Portfolio NOI	(20,487)	(6,978)	(5,333)	(4,426)	(4,000)
SS Portfolio NOI	$—	$—	$—	$—	$—
SS Portfolio Cash NOI	$—	$—	$—	$—	$—

26

Reconciliations
In thousands
Senior Housing Triple-net(1)(2)

	Three Months Ended
	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020
Net Income (loss)	$6,420	$184,865	$15,808	$5,301	$256,292
Interest expense	102	82	72	45	112
Depreciation and amortization	8,041	7,160	7,175	6,694	4,051
Transaction costs	168	(105)	1	—	—
Impairments and loan loss (reserves) recoveries, net	20,944	4,670	1,007	12,097	—
Loss (gain) on sales of real estate, net	—	(164,043)	—	—	(244,101)
Portfolio NOI	$35,675	$32,629	$24,063	$24,137	$16,354
Adjustment to Portfolio NOI	(651)	(3,374)	41	93	4,976
Portfolio Cash NOI	$35,024	$29,255	$24,104	$24,230	$21,330
Adjustment to Portfolio NOI	651	3,374	(41)	(93)	(4,976)
Non-Stabilized HFS Portfolio NOI	(20,416)	(17,244)	(8,300)	(8,349)	(543)
Stabilized HFS Portfolio Cash NOI	$15,259	$15,385	$15,763	$15,788	$15,811
Stabilized HFS Portfolio NOI adjustment	(15,259)	(15,385)	(15,763)	(15,788)	(15,811)
SS Portfolio NOI	$—	$—	$—	$—	$—
SS Portfolio Cash NOI	$—	$—	$—	$—	$—

SHOP(1)(2)

	Three Months Ended
	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020
Net Income (loss)	$(116,121)	$(52,633)	$(28,551)	$(35,915)	$(87,333)
Interest expense	2,674	2,603	2,655	2,455	2,514
Depreciation and amortization	69,913	57,004	31,622	24,965	4,523
Transaction costs	510	390	253	602	19,286
Impairments and loan loss (reserves) recoveries, net	86,685	23,346	16,206	24,230	119,788
Loss (gain) on sales of real estate, net	(10,940)	1,243	(1,579)	2,134	(53,798)
Other expense (income), net	748	45	(2,171)	(316)	(3,033)
Government grant income	—	—	2,209	392	12,774
Equity loss (income) from unconsolidated JVs	664	833	(649)	731	273
Healthpeak's share of unconsolidated JVs NOI	1,113	981	997	1,152	856
Noncontrolling interests' share of consolidated JVs NOI	(171)	(161)	(93)	(98)	(36)
Portfolio NOI	$35,075	$33,651	$20,899	$20,332	$15,814
Adjustment to Portfolio NOI	771	577	18	(1,291)	14,670
Portfolio Cash NOI	$35,846	$34,228	$20,917	$19,041	$30,484
Adjustment to Portfolio NOI	(771)	(577)	(18)	1,291	(14,670)
Non-Stabilized HFS Portfolio NOI	(3,934)	(3,965)	(1,371)	(3,559)	7,294
Stabilized HFS Portfolio Cash NOI	$31,141	$29,686	$19,528	$16,773	$23,108
Stabilized HFS Portfolio NOI adjustment	(31,141)	(29,686)	(19,528)	(16,773)	(23,108)
SS Portfolio NOI	$—	$—	$—	$—	$—
SS Portfolio Cash NOI	$—	$—	$—	$—	$—

27

Reconciliations
In thousands
Corporate Non-Segment(1)(2)

	Three Months Ended
	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020
Net Income (loss)	$(91,296)	$(44,080)	$(91,619)	$(112,510)	$(73,945)
Interest expense	55,173	54,222	52,694	51,595	51,963
General and administrative	21,521	22,349	23,720	21,661	25,507
Transaction costs	891	—	—	—	—
Other expense (income), net	22,213	(833)	25,824	17,921	—
Loss on debt extinguishments	(2,823)	1,386	(3,273)	(2,841)	(405)
Income tax expense (benefit)	(5,679)	(33,044)	(7,346)	24,174	(3,120)
Portfolio NOI	$—	$—	$—	$—	$—
______________________________________
(1)In December 2020, as a result of a change in how operating results are reported to the Company's chief operating decision makers, the Company’s hospitals were reclassified from other non-reportable segments to the medical office segment and the Company’s one remaining unconsolidated investment in a senior housing joint venture was reclassified from the SHOP segment to other non-reportable segments. All prior period segment information has been recast to confirm to the current period presentation.
(2)During 2020, the Company began the process of disposing of its senior housing triple-net and SHOP portfolios. As of December 31, 2020, the Company concluded the planned dispositions represented a strategic shift and therefore, the assets are classified as discontinued operations in all periods presented within the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. Additional information regarding discontinued operations can be found at Note 5: Disposition of Real Estate and Discontinued Operations within the Company's Annual Report on Form 10-K for the year ended December 31, 2020, including interest income, interest expense, depreciation and amortization, general and administrative, transaction costs, impairments and loan loss (reserves) recoveries, net, Loss (gain) on sale of real estate, net, loss on debt extinguishments, other expenses (income), net, and income tax expense (benefit). Those amounts combined with the Consolidated Statement of Operations included in the Company's Annual Report on Form 10-K along with quarterly filings on Forms 10-Q filed throughout 2020, supply the totals needed for the reconciliation of Segment Portfolio NOI and Cash NOI, Portfolio Income, and SS.

28

Reconciliations
In thousands

Segment Portfolio NOI and Cash NOI, Portfolio Income, and SS
For the year ended December 31, 2020(1)(2)

	Life Science	Medical Office	CCRC	Other	Senior Housing Triple-Net	SHOP	Corporate Non-segment	Total
Net Income (loss)	$198,189	$276,805	$43,191	$(25,610)	$462,266	$(204,431)	$(322,154)	$428,256
Interest income	—	—	—	(16,553)	—	—	—	(16,553)
Interest expense	234	400	7,227	—	311	10,227	210,474	228,873
Depreciation and amortization	217,921	222,165	113,851	12	25,080	118,114	—	697,143
General and administrative	—	—	—	—	—	—	93,237	93,237
Transaction costs	236	—	17,994	112	(104)	20,530	—	38,768
Impairments and loan loss (reserves) recoveries, net	14,671	10,208	—	18,030	17,774	183,570	—	244,253
Loss (gain) on sales of real estate, net	—	(90,390)	—	40	(408,144)	(52,000)	—	(550,494)
Loss on debt extinguishments	—	—	—	—	—	—	42,912	42,912
Other expense (income), net	—	—	(187,844)	(41,707)	—	(5,475)	(5,133)	(240,159)
Income tax expense (benefit)	—	—	—	—	—	—	(19,336)	(19,336)
Government grant income	—	—	16,198	—	—	15,375	—	31,573
Healthpeak's share of unconsolidated joint venture NOI	311	1,643	4,187	20,603	—	3,986	—	30,730
Noncontrolling interests' share of consolidated joint venture NOI	(167)	(24,315)	—	—	—	(388)	—	(24,870)
Equity loss (income) from unconsolidated JVs	40	(798)	1,547	65,810	—	1,188	—	67,787
Portfolio NOI	$431,435	$395,718	$16,351	$20,737	$97,183	$90,696	$—	$1,052,120
Adjustment to NOI	(20,133)	(5,544)	97,072	431	1,736	13,974	—	87,536
Portfolio Cash NOI	$411,302	$390,174	$113,423	$21,168	$98,919	$104,670	$—	$1,139,656
Interest Income	—	—	—	16,553	—	—	—	16,533
Portfolio Income	$411,302	$390,174	$113,423	$37,721	$98,919	$104,670	$—	$1,156,209
Interest income	—	—	—	(16,553)	—	—	—	(16,553)
Adjustment to NOI	20,133	5,544	(97,072)	(431)	(1,736)	(13,974)	—	(87,536)
Non-SS Portfolio NOI	(170,411)	(50,888)	(16,351)	(20,737)	(97,183)	(90,696)	—	(446,266)
SS Portfolio NOI	$261,024	$344,830	$—	$—	$—	$—	$—	$605,854
Non-cash adjustment to SS Portfolio NOI	(1,758)	(5,861)	—	—	—	—	—	(7,619)
SS Portfolio Cash NOI	$259,266	$338,969	$—	$—	$—	$—	$—	$598,235

29

Reconciliations
In thousands
For the year ended December 31, 2019(1)(2)

	Life Science	Medical Office	CCRC	Other	Senior Housing Triple-Net	SHOP	Corporate Non-segment	Total
Net Income (loss)	$168,347	$184,607	$(21,183)	$199,565	$82,082	$(209,273)	$(344,084)	$60,061
Interest income	—	—	—	(9,844)	—	—	—	(9,844)
Interest expense	277	434	—	—	1,003	7,004	216,901	225,619
Depreciation and amortization	168,339	221,175	—	45,677	46,682	178,116	—	659,989
General and administrative	—	—	—	—	—	—	92,966	92,966
Transaction costs	—	—	—	—	1,566	5,214	1,963	8,743
Impairments and loan loss (reserves) recoveries, net	—	17,332	—	376	43,859	164,370	—	225,937
Loss (gain) on sales of real estate, net	(3,651)	(3,139)	—	6,830	(3,557)	(19,383)	—	(22,900)
Loss on debt extinguishments	—	—	—	—	—	—	58,364	58,364
Other expense (income), net	—	—	5,665	(161,886)	—	(17,060)	(8,848)	(182,129)
Income tax expense (benefit)	—	—	—	—	—	—	(17,262)	(17,262)
Healthpeak's share of unconsolidated joint venture NOI	—	1,703	40,904	21,838	—	4,403	—	68,848
Noncontrolling interests' share of consolidated joint venture NOI	(128)	(23,889)	—	819	—	(623)	—	(23,821)
Equity loss (income) from unconsolidated JVs	—	(858)	16,313	(9,125)	—	2,295	—	8,625
Portfolio NOI	$333,184	$397,365	$41,699	$94,250	$171,635	$115,063	$—	$1,153,196
Adjustment to NOI	(22,103)	(4,602)	16,985	(5,449)	6,505	3,485	—	(5,179)
Portfolio Cash NOI	$311,081	$392,763	$58,684	$88,801	$178,140	$118,548	$—	$1,148,017
Interest Income	—	—	—	9,844	—	—	—	9,844
Healthpeak's share of unconsolidated joint venture interest income	—	—	—	350	—	—	—	350
Portfolio Income	$311,081	$392,763	$58,684	$98,995	$178,140	$118,548	$—	$1,158,211
Interest income	—	—	—	(9,844)	—	—	—	(9,844)
Healthpeak's share of unconsolidated joint venture interest income	—	—	—	(350)	—	—	—	(350)
Adjustment to NOI	22,103	4,602	(16,985)	5,449	(6,505)	(3,485)	—	5,179
Non-SS Portfolio NOI	(83,441)	(58,780)	(41,699)	(94,250)	(171,635)	(115,063)	—	(564,868)
SS Portfolio NOI	$249,743	$338,585	$—	$—	$—	$—	$—	$588,328
Non-cash adjustment to SS Portfolio NOI	(5,568)	(6,564)	—	—	—	—	—	(12,132)
SS Portfolio Cash NOI	$244,175	$332,021	$—	$—	$—	$—	$—	$576,196
______________________________________
(1)In December 2020, as a result of a change in how operating results are reported to the Company's chief operating decision makers, the Company’s hospitals were reclassified from other non-reportable segments to the medical office segment and the Company’s one remaining unconsolidated investment in a senior housing joint venture was reclassified from the SHOP segment to other non-reportable segments. All prior period segment information has been recast to confirm to the current period presentation.
(2)During 2020, the Company began the process of disposing of its senior housing triple-net and SHOP portfolios. As of December 31, 2020, the Company concluded the planned dispositions represented a strategic shift and therefore, the assets are classified as discontinued operations in all periods presented within the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. Additional information regarding discontinued operations can be found at Note 5: Disposition of Real Estate and Discontinued Operations within the Company's Annual Report Form 10-K for the year ended December 31, 2020, including interest income, interest expense, depreciation and amortization, general and administrative, transaction costs, impairments and loan loss (reserves) recoveries, net, Loss (gain) on sale of real estate, net, loss on debt extinguishments, other expenses (income), net, and income tax expense (benefit). Those amounts combined with the Consolidated Statement of Operations supply the totals needed for the reconciliation of Segment Portfolio NOI and Cash NOI, Portfolio Income, and SS for years ended December 31, 2020 and 2019.

30

Reconciliations
In thousands

Pro forma Portfolio Income(1)

	Three Months Ended December 31, 2020
	Life Science	Medical Office	CCRC	Other	Senior Housing Triple-net	SHOP	Total
Portfolio Income(2)	$111,853	$97,782	$27,670	$8,508	$21,329	$30,483	$297,625
Pro forma Adjustments:
Senior housing asset sales and transitions	—	—	—	—	(21,329)	(30,483)	(51,813)
Other pro forma adjustments	4,215	(3,405)	(354)	(1,110)	—	—	(654)
Pro forma Portfolio Income(3)	$116,068	$94,377	$27,316	$7,398	$—	$—	$245,159
 ______________________________________
(1)May not foot due to rounding.
(2)See pages 24 to 29 of this document for a reconciliation of Portfolio Income from net income (loss).
(3)Pro forma to exclude assets held for sale and to reflect acquisitions, dispositions, paid loans, and operator transitions that occurred within the quarter as if they occurred on the first day of the quarter. Does not contemplate future acquisitions or future seller financing.

31

Reconciliations
In thousands, except per month data

REVPOR(1)

	Three Months Ended
CCRC	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020
Portfolio Cash Real Estate Revenues(2)	$59,887	$113,250	$131,108	$121,355	$123,131
Other adjustments to REVPOR CCRC(3)	(11,391)	(6,414)	(5,311)	(4,563)	(4,808)
REVPOR CCRC revenues	$48,496	$106,836	$125,797	$116,793	$118,323

Average occupied units/month	3,056	5,473	5,979	5,909	5,876
REVPOR CCRC per month(4)	$5,290	$6,507	$7,014	$6,589	$6,712

	Three Months Ended
Other	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020
Portfolio Cash Real Estate Revenues(2)	$20,190	$19,053	$17,955	$17,339
Other adjustments to REVPOR Other(5)	(4,259)	(3,955)	(3,411)	(3,330)
REVPOR Other revenues	$15,932	$15,098	$14,544	$14,008

Average occupied units/month	1,324	1,260	1,213	1,172
REVPOR Other per month(4)	$4,011	$3,993	$3,997	$3,983

Three Months Ended
SHOP	December 31, 2020
Portfolio Cash Real Estate Revenues(2)	$161,505
Other adjustments to REVPOR SHOP(6)	(36,613)
REVPOR SHOP revenues(7)	$124,892

Average occupied units/month	6,631
REVPOR SHOP per month(4)	$6,278

	Three Months Ended
REVPOR SHOP Stabilized - HFS	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020
REVPOR SHOP Stabilized - HFS revenues(8)	$128,026	$128,909	$118,129	$113,213	$117,915

Average occupied units/month	6,944	6,881	6,386	6,117	5,993
REVPOR SHOP Stabilized - HFS per month(4)	$6,146	$6,244	$6,167	$6,170	$6,558

______________________________________
(1)May not foot due to rounding.
(2)See page 14 of this document for a reconciliation of Portfolio Cash Real Estate Revenues.
(3)Includes revenue from non-refundable entrance fees, facilities converted to a new operating structure during the relevant period, and facilities that are held for sale.
(4)Represents the current quarter REVPOR CCRC, REVPOR Other, REVPOR SHOP, or REVPOR SHOP Stabilized - HFS divided by a factor of three.
(5)Includes revenue for sold assets or assets in redevelopment.
(6)Includes revenue for newly completed facilities under lease-up, facilities sold, facilities acquired or transitioned to new operators during the relevant period, and assets in redevelopment.
(7)Includes revenue from properties that are held for sale for informational purposes.
(8)REVPOR SHOP Stabilized - HFS revenues is equivalent to Stabilized HFS Portfolio Cash Real Estate Revenues, which has been reconciled at page 21 of this document.

32